Exhibit 99

6363 Main Street/Williamsville, NY 14221

Timothy J. Silverstein
Investor Relations
716-857-6987
Release Date: Immediate May 5, 2011
David P. Bauer
Treasurer
716-857-7318
NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the second quarter of fiscal 2011 and for the six months ended March 31, 2011.
HIGHLIGHTS
•	Earnings for the second quarter were $115.6 million, or $1.38 per share, an increase of $35.2 million, or $0.41 per share, compared to the prior year’s second quarter earnings of $80.4 million, or $0.97 per share. The increased earnings are primarily due to a $31.4 million, or $0.38 per share, gain on the sale of Horizon Power Inc’s interest in certain entities that owned landfill gas electric generation assets. Higher earnings in the Exploration and Production and Energy Marketing segments also contributed to the increase.
•	Compared to the prior year’s second quarter, total production of crude oil and natural gas increased approximately 6.4 billion cubic feet equivalent (“Bcfe”), or 54.7%, to 18.2 Bcfe. Appalachian production was 10.9 Bcfe for the quarter, an increase of 7.3 Bcfe or 203.5%. Production from the Marcellus Shale was 9.0 Bcfe for the quarter. The Company’s production forecast for the entire 2011 fiscal year has been narrowed to a range between 66 and 71 Bcfe. The previous forecast range had been between 64 and 71 Bcfe.
•	On April 27, 2011, Seneca Resources Corporation (“Seneca”) completed the $70 million sale of its offshore Gulf of Mexico oil and natural gas properties. The sale had an effective date of January 1, 2011. The sale proceeds were applied against Seneca’s full cost pool and reduced capitalized costs. No gain or loss resulted from the transaction.
•	The Company is updating its GAAP earnings guidance range for fiscal 2011 to a range of $2.83 to $2.98 per share. The previous earnings guidance had been a range between $2.70 to $2.95 per share. This guidance assumes flat NYMEX pricing of $4.00 per Million British Thermal Units (“MMBtu”) for natural gas and $80.00 per barrel (“Bbl”) for crude oil for unhedged production for the remainder of the fiscal year.
•	A conference call is scheduled for Friday, May 6, 2011, at 11 a.m. Eastern Time.
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MANAGEMENT COMMENTS
     David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company, stated: “With a terrific first half of the fiscal year complete, our results continue to demonstrate the financial and operational strength of our core assets. The consistent performance of the regulated businesses, combined with strong production growth within the Exploration and Production segment, more than made up for the challenging natural gas price environment.
     “Seneca’s ongoing success resulted in remarkable production growth of more than 50 percent over the prior year. In the Marcellus Shale, we crossed a milestone of 100 MMcf per day of natural gas production in March, more than doubling our daily production rate from the end of fiscal year 2010. As we move along with the testing and development of new areas and strata in the basin, we look for future production growth to exceed our initial conservative projections.
     “Also, during the quarter we announced the sale of Seneca’s Gulf of Mexico offshore properties and we completed the sale of assets from our Horizon Power, Inc. subsidiary, the last of our non-core businesses. Moving forward, we will be directing our resources and capital to our core assets and significant growth opportunities. With the ongoing build out of Appalachian pipeline infrastructure, significant production growth at Seneca, and dedication to safely and reliably serving our Utility customers, we will maintain our focus on the diversified, yet integrated business model and the value it creates for our shareholders.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended March 31, 2011, of $115.6 million or $1.38 per share, compared to the prior year’s second quarter earnings of $80.4 million, or $0.97 per share, an increase of $35.2 million or $0.41 per share. (Note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax, unless otherwise noted.)
     Consolidated earnings for the six months ended March 31, 2011, of $174.2 million, or $2.08 per share, increased $29.2 million, or $0.32 per share, from the same period in the prior year, where earnings were $144.9 million or $1.76 per share.
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	Three Months		Six Months
	Ended March 31,		Ended March 31,
(in thousands except per share amounts)	2011	2010	2011	2010
Reported GAAP earnings	$115,611	$80,428	$174,154	$144,927
Items impacting comparability[1]:
Gain on sale of landfill gas electric generation investments	(31,418)		(31,418)
Income from discontinued operations		(554)		(828)

Operating Results	$84,193	$79,874	$142,736	$144,099

Reported GAAP earnings per share	$1.38	$0.97	$2.08	$1.76
Items impacting comparability[1]:
Gain on sale of landfill gas electric generation investments	(0.38)		(0.38)
Income from discontinued operations		(0.01)		(0.01)

Operating Results	$1.00	$0.96	$1.70	$1.75

[1]	See discussion of these individual items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and six months ended March 31, 2011, to the comparable periods in fiscal 2010. Excluding these items, Operating Results for the current quarter of $84.2 million, or $1.00 per share, increased $4.3 million, or $0.04 per share, from the prior year’s second quarter where Operating Results were $79.9 million or $0.96 per share. Excluding these items, Operating Results for the six months ended March 31, 2011, of $142.7 million, or $1.70 per share, decreased $1.4 million, or $0.05 per share, from the same period in the prior year, where Operating Results were $144.1 million or $1.75 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 10 through 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves in California and Appalachia. Seneca completed the sale of its Gulf of Mexico assets in April 2011.
     The Exploration and Production segment’s earnings in the second quarter of fiscal 2011 of $33.3 million, or $0.40 per share, increased $5.9 million, or $0.07 per share, when compared
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with the prior year’s second quarter. The increase was mainly due to natural gas production that was 6.6 Bcf higher than the second quarter of fiscal 2010.
     Overall production of natural gas and crude oil for the current quarter of 18.2 Bcfe increased approximately 6.4 Bcfe, or 54.7 percent, compared to the prior year’s second quarter. Production increased 7.3 Bcfe, or 203.5 percent, in Appalachia due to higher production, mainly from Marcellus wells. Marcellus production was 9.0 Bcfe for the current quarter compared to 1.3 Bcfe in the second quarter of the prior year. In the Gulf of Mexico and California, production decreased approximately 20.9 percent and 3.7 percent, respectively. Both decreases were consistent with the normal decline rates expected in each region.
     Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended March 31, 2011, was $5.32 per thousand cubic feet (“Mcf”), a decrease of $1.22 per Mcf. Higher crude oil prices realized after hedging contributed to the increase in earnings. The weighted average crude oil price received by Seneca (after hedging) for the quarter ended March 31, 2011, was $82.28 per Bbl, an increase of $4.99 per Bbl.
     Depletion, lease operating and general and administrative (“G&A”) expenses for the current year’s second quarter increased due to the higher production activity discussed above. However, on a per unit basis, lease operating and G&A expenses were down by $0.29 per thousand cubic feet equivalent (“Mcfe”) and $0.05 per Mcfe, respectively. Depletion was unchanged from last year’s quarter.
     The Exploration and Production segment’s earnings of $60.7 million, or $0.73 per share, for the six months ended March 31, 2011, increased $3.5 million, or $0.04 per share, when compared with the six months ended March 31, 2010. The increase was primarily due to natural gas production that was 11.2 Bcf higher than the prior year’s six-month period.
     Overall production for the six months ended March 31, 2011, increased approximately 45.3 percent to 33.9 Bcfe, an increase of 10.6 Bcfe, compared to the prior year’s six-month period. Production in Appalachia increased 194.8 percent to 19.1 Bcfe mainly due to the growth in production from the Marcellus which reached 14.9 Bcfe for the six-month period. In the Gulf of Mexico and California, production decreased approximately 23.5 percent and 4.2 percent, respectively. Both decreases were consistent with the normal decline rates expected in each region.
     Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the six-month period ended March 31, 2011, was $5.30 per Mcf, a decrease of $1.12 per Mcf. Higher crude oil prices realized after hedging contributed to the increase in earnings. The weighted average crude oil price received by Seneca (after hedging) for the six-month period ended March 31, 2011, was $79.21 per Bbl, an increase of $3.35 per Bbl.
     Depletion, lease operating and G&A expenses for the six months ended March 31, 2011 increased compared to the prior year’s six-month period due to the higher production activity discussed above. However, on a per unit basis, lease operating and G&A expenses were down
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by $0.13 per Mcfe and $0.03 per Mcfe, respectively. Depletion increased $0.03 per Mcfe from last year’s six-month period.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $11.0 million, or $0.13 per share, for the quarter ended March 31, 2011, decreased $1.5 million, or $0.02 per share, when compared with the same period in the prior fiscal year. The decrease was mostly due to increased operating expenses. Although more volumes of natural gas were transported for shippers under their firm transportation contracts, transportation revenues for both Supply Corporation and Empire were lower in the current quarter compared to the second quarter of 2010. Persistent strong Niagara/Chippawa basis prices have caused shippers to evaluate lower cost supply sources, and certain shippers have reduced their imports of natural gas from Canada. This has resulted in some contract terminations on Supply Corporation from Niagara. In order to offset these lower shipping volumes, Supply Corporation’s Northern Access expansion project and Empire’s Tioga County Extension Project have been designed to utilize that available capacity to provide producers of Marcellus gas a transportation path from the Marcellus supply basins to Canadian and other northeastern markets.
     The Pipeline and Storage segment’s earnings of $19.5 million, or $0.23 per share, for the six months ended March 31, 2011, decreased $3.3 million, or $0.05 per share, when compared with the six months ended March 31, 2010. The decrease in earnings for the current six-month period was due to higher operating expenses. Again, even though volumes shipped under customers’ firm contracts were higher, transportation revenues for both Supply Corporation and Empire were lower in the current six-month period compared to the same period in the prior fiscal year for the same reasons as described above.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation, which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.
     The Utility segment’s earnings of $33.1 million, or $0.40 per share, for the quarter ended March 31, 2011, decreased $0.2 million, or less than $0.01 per share, when compared with the same period in the prior fiscal year. The positive impact on earnings of colder weather and higher customer usage in Pennsylvania was more than offset by a New York regulatory adjustment regarding the timing of collection of certain regulatory expenses. In New York, colder weather did not have a significant impact on earnings for the quarter. The impact of weather variations on earnings in New York is mitigated by that jurisdiction’s weather normalization clause. Higher property taxes in both New York and Pennsylvania and higher income taxes in Pennsylvania also reduced earnings for the current second quarter.
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     The Utility segment’s earnings of $56.1 million, or $0.67 per share, for the six months ended March 31, 2011, decreased from earnings of $56.3 million, or $0.68 per share, for the six months ended March 31, 2010. Colder weather and higher customer usage in Pennsylvania was more than offset by the impact of the New York regulatory adjustment, higher property taxes and income taxes discussed above. In addition, higher operating expenses and depreciation expense during the current six month period decreased earnings.
Energy Marketing Segment
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s earnings for the quarter ended March 31, 2011, of $6.3 million increased $0.3 million compared to the second quarter of the prior year due to higher volumes sold to retail customers and improved average margins per Mcf. Earnings for the six months ended March 31, 2011 of $7.2 million increased $0.2 million compared to the prior year’s six-month period. The increase in earnings is due to higher volumes sold to retail customers and improved average margins per Mcf, partially offset by higher operating expenses.
Corporate and All Other
     The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region; and Highland Forest Resources, Inc., a corporation that markets high quality hardwoods from Appalachian land holdings.
     Earnings in the Corporate and All Other category for the quarter ended March 31, 2011, were $32.0 million, an increase of $30.6 million compared to the prior year’s second quarter earnings of $1.4 million. The comparability of the results for the quarters ended March 31, 2011 and March 31, 2010, is impacted by the following items. In February 2011, Horizon Power, Inc. completed the sale of its interest in certain entities that owned landfill gas electric generation assets and recorded a gain of $31.4 million. On September 1, 2010, the Company completed the sale of its landfill gas operations. As a result of this transaction, the Company is presenting the landfill gas operations as discontinued operations. Earnings in the second quarter of fiscal 2010 include earnings from discontinued operations of $0.6 million.
     Excluding the items above, Operating Results in the Corporate and All Other category of $0.6 million in the current year second quarter decreased from Operating Results of $0.8 million in the prior year’s second quarter. Lower earnings from timber sales as a result of the sale of the sawmill operations and higher corporate operating expenses more than offset higher earnings from Midstream’s pipeline gathering and natural gas processing operations.
     Earnings in the Corporate and All Other category for the six months ended March 31, 2011, were $30.6 million, an increase of $29.0 million when compared to the earnings for the six
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months ended March 31, 2010, of $1.6 million. The comparability of the results for the six months ended March 31, 2011, and the prior year’s Six Month period was impacted by the $31.4 million gain on the Horizon Power Inc. sale of its landfill gas electric generations assets and $0.8 million of income from discontinued operations as a result of the sale of the Company’s landfill gas operations as described above.
     Excluding these items, Operating Results of $0.8 million for the six-month period ended March 31, 2010, compared to a loss of $0.8 million in the current year six-month period. Lower income from unconsolidated subsidiaries (due to the sale of landfill gas electric generation assets described above) and lower earnings from timber sales more than offset higher earnings from Midstream’s pipeline gathering and natural gas processing operations.
Discontinued Operations
     Earnings from discontinued operations for the quarter and six months ended March 31, 2011, decreased $0.6 million and $0.8 million, respectively. The decrease is the result of the Company’s September 1, 2010, sale of its landfill gas operations.
EARNINGS GUIDANCE
     The Company is updating its earnings guidance for fiscal 2011 to reflect actual results for the six months ended March 31, 2011. The revised GAAP earnings range is $2.83 to $2.98 per share. The previous guidance range had been $2.70 to $2.95 per share. This includes oil and gas production for fiscal 2011 for the Exploration and Production segment in a range between 66 and 71 Bcfe, hedges currently in place, and NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential, of $4.00 per MMBtu for natural gas and $80.00 per Bbl for crude oil.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, May 6, 2011, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 866-788-0547, and using the passcode “95290094.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. Eastern Time at the same website link and by phone at (toll-free) 888-286-8010 using passcode “37028042.” Both the webcast and telephonic replay will be available until the close of business on Friday, May 13, 2011.
     National Fuel is an integrated energy company with $5.2 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available on its Internet website: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.
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Analyst Contact:	Timothy J. Silverstein	716-857-6987
Media Contact:	Donna L. DeCarolis	716-857-7872
Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws and regulations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, and exploration and production activities such as hydraulic fracturing; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; significant changes in market dynamics or competitive factors affecting the Company’s ability to retain existing customers or obtain new customers; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or cost of derivative financial instruments; changes in the price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value or geographic location; changes in the projected profitability of pending or potential projects, investments or transactions; significant differences between the Company’s projected and actual capital expenditures and operating expenses; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving derivatives, acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; significant
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changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2011

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other **	Consolidated***

Second quarter 2010 GAAP earnings	$27,383	$12,448	$33,273	$5,969	$1,355	$80,428
Items impacting comparability:
Income from discontinued operations					(554)	(554)

Second quarter 2010 operating results	27,383	12,448	33,273	5,969	801	79,874

Drivers of operating results
Higher (lower) crude oil prices	2,414					2,414
Higher (lower) natural gas prices	(10,845)					(10,845)
Higher (lower) natural gas production	28,229					28,229
Higher (lower) crude oil production	(1,685)					(1,685)
Lower (higher) lease operating expenses	(2,131)					(2,131)
Lower (higher) depreciation / depletion	(9,160)	(233)			955	(8,438)
Higher (lower) processing plant revenues	310					310

Higher (lower) transportation revenues		(731)				(731)
Higher (lower) gathering and processing revenues					1,385	1,385
Lower (higher) operating expenses	(2,396)	(865)			(291)	(3,552)
Lower (higher) property, franchise and other taxes	(1,325)	(267)				(1,592)

Usage			1,019			1,019
Colder weather in Pennsylvania			541			541
Regulatory true-up adjustments			(1,652)			(1,652)

Higher (lower) margins				328	(2,205)	(1,877)

Higher AFUDC *		301				301
Higher (lower) interest income					(2,329)	(2,329)
(Higher) lower interest expense	2,490				2,411	4,901

All other / rounding	15	302	(100)	2	(168)	51

Second quarter 2011 operating results	33,299	10,955	33,081	6,299	559	84,193
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					31,418	31,418

Second quarter 2011 GAAP earnings	$33,299	$10,955	$33,081	$6,299	$31,977	$115,611

*	AFUDC = Allowance for Funds Used During Construction

**	Includes discontinued operations

***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2011

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other **	Consolidated***

Second quarter 2010 GAAP earnings	$0.33	$0.15	$0.40	$0.07	$0.02	$0.97
Items impacting comparability:
Income from discontinued operations					(0.01)	(0.01)

Second quarter 2010 operating results	0.33	0.15	0.40	0.07	0.01	0.96

Drivers of operating results
Higher (lower) crude oil prices	0.03					0.03
Higher (lower) natural gas prices	(0.13)					(0.13)
Higher (lower) natural gas production	0.34					0.34
Higher (lower) crude oil production	(0.02)					(0.02)
Lower (higher) lease operating expenses	(0.03)					(0.03)
Lower (higher) depreciation / depletion	(0.11)	—			0.01	(0.10)
Higher (lower) processing plant revenues	—					—

Higher (lower) transportation revenues		(0.01)				(0.01)
Higher (lower) gathering and processing revenues					0.02	0.02
Lower (higher) operating expenses	(0.03)	(0.01)			—	(0.04)
Lower (higher) property, franchise and other taxes	(0.02)	—				(0.02)

Usage			0.01			0.01
Colder weather in Pennsylvania			0.01			0.01
Regulatory true-up adjustments			(0.02)			(0.02)

Higher (lower) margins				—	(0.03)	(0.03)

Higher AFUDC *		—				—
Higher (lower) interest income					(0.03)	(0.03)
(Higher) lower interest expense	0.03				0.03	0.06

All other / rounding	0.01	—	—	—	(0.01)	—

Second quarter 2011 operating results	0.40	0.13	0.40	0.07	—	1.00
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					0.38	0.38

Second quarter 2011 GAAP earnings	$0.40	$0.13	$0.40	$0.07	$0.38	$1.38

*	AFUDC = Allowance for Funds Used During Construction

**	Includes discontinued operations

***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2011

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other **	Consolidated***

Six months ended March 31, 2010 GAAP earnings	$57,163	$22,802	$56,286	$7,061	$1,615	$144,927
Items impacting comparability:
Income from discontinued operations					(828)	(828)

Six months ended March 31, 2010 operating results	57,163	22,802	56,286	7,061	787	144,099

Drivers of operating results
Higher (lower) crude oil prices	3,303					3,303
Higher (lower) natural gas prices	(18,183)					(18,183)
Higher (lower) natural gas production	46,708					46,708
Higher (lower) crude oil production	(5,175)					(5,175)
Lower (higher) lease operating expenses	(5,450)					(5,450)
Lower (higher) depreciation / depletion	(15,501)	(330)	(408)		2,060	(14,179)
Higher (lower) processing plant revenues	855					855

Higher (lower) transportation revenues		(1,685)				(1,685)
Higher (lower) gathering and processing revenues					2,623	2,623
Lower (higher) operating expenses	(4,060)	(1,833)	(410)	(172)	(697)	(7,172)
Lower (higher) property, franchise and other taxes	(1,636)	(332)	(534)			(2,502)

Usage			1,500			1,500
Colder weather in Pennsylvania			1,010			1,010
Regulatory true-up adjustments			(1,438)			(1,438)

Higher (lower) income from unconsolidated subsidiaries					(1,101)	(1,101)

Higher (lower) margins				303	(5,104)	(4,801)

Higher AFUDC *		471				471
Higher (lower) interest income					(3,346)	(3,346)
Lower (higher) interest expense	3,595		304		3,513	7,412

(Higher) lower income tax expense	(732)	405	(664)			(991)

All other / rounding	(215)	35	425	39	494	778

Six months ended March 31, 2011 operating results	60,672	19,533	56,071	7,231	(771)	142,736
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					31,418	31,418

Six months ended March 31, 2011 GAAP earnings	$60,672	$19,533	$56,071	$7,231	$30,647	$174,154

*	AFUDC = Allowance for Funds Used During Construction

**	Includes discontinued operations

***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2011

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other **	Consolidated***

Six months ended March 31, 2010 GAAP earnings	$0.69	$0.28	$0.68	$0.09	$0.02	$1.76
Items impacting comparability:
Income from discontinued operations					(0.01)	(0.01)

Six months ended March 31, 2010 operating results	0.69	0.28	0.68	0.09	0.01	1.75

Drivers of operating results
Higher (lower) crude oil prices	0.04					0.04
Higher (lower) natural gas prices	(0.22)					(0.22)
Higher (lower) natural gas production	0.56					0.56
Higher (lower) crude oil production	(0.06)					(0.06)
Lower (higher) lease operating expenses	(0.07)					(0.07)
Lower (higher) depreciation / depletion	(0.19)	—	—		0.02	(0.17)
Higher (lower) processing plant revenues	0.01					0.01

Higher (lower) transportation revenues		(0.02)				(0.02)
Higher (lower) gathering and processing revenues					0.03	0.03
Lower (higher) operating expenses	(0.05)	(0.02)	—	—	(0.01)	(0.08)
Lower (higher) property, franchise and other taxes	(0.02)	—	(0.01)			(0.03)

Usage			0.02			0.02
Colder weather in Pennsylvania			0.01			0.01
Regulatory true-up adjustments			(0.02)			(0.02)

Higher (lower) income from unconsolidated subsidiaries					(0.01)	(0.01)

Higher (lower) margins				—	(0.06)	(0.06)

Higher AFUDC *		0.01				0.01
Higher (lower) interest income					(0.04)	(0.04)
Lower (higher) interest expense	0.04		—		0.04	0.08

(Higher) lower income tax expense	(0.01)	—	(0.01)			(0.02)

All other / rounding	0.01	(0.02)	—	—	—	(0.01)

Six months ended March 31, 2011 operating results	0.73	0.23	0.67	0.09	(0.02)	1.70
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					0.38	0.38

Six months ended March 31, 2011 GAAP earnings	$0.73	$0.23	$0.67	$0.09	$0.36	$2.08

*	AFUDC = Allowance for Funds Used During Construction

**	Includes discontinued operations

***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
(Thousands of Dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2011	2010	2011	2010
Operating Revenues	$660,881	$667,980	$1,111,829	$1,122,115

Operating Expenses:
Purchased Gas	306,595	332,923	469,633	504,213
Operation and Maintenance	116,721	116,261	214,171	210,031
Property, Franchise and Other Taxes	23,798	20,440	43,534	39,090
Depreciation, Depletion and Amortization	60,011	46,725	113,324	91,513

	507,125	516,349	840,662	844,847

Operating Income	153,756	151,631	271,167	277,268

Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	479	672	(621)	1,073
Gain on Sale of Unconsolidated Subsidiaries	50,879	—	50,879	—
Other Income	1,945	1,266	2,938	1,622
Interest Income	68	326	951	1,480
Interest Expense on Long-Term Debt	(17,926)	(22,061)	(38,118)	(44,124)
Other Interest Expense	(1,454)	(2,002)	(2,855)	(3,379)

Income from Continuing Operations Before Income Taxes	187,747	129,832	284,341	233,940

Income Tax Expense	72,136	49,958	110,187	89,841

Income from Continuing Operations	115,611	79,874	174,154	144,099

Income from Discontinued Operations, Net of Tax	—	554	—	828

Net Income Available for Common Stock	$115,611	$80,428	$174,154	$144,927

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$1.40	$0.98	$2.12	$1.78
Income from Discontinued Operations	—	0.01	—	0.01

Net Income Available for Common Stock	$1.40	$0.99	$2.12	$1.79

Diluted:
Income from Continuing Operations	$1.38	$0.96	$2.08	$1.75
Income from Discontinued Operations	—	0.01	—	0.01

Net Income Available for Common Stock	$1.38	$0.97	$2.08	$1.76

Weighted Average Common Shares:
Used in Basic Calculation	82,400,851	81,175,261	82,311,162	80,866,311

Used in Diluted Calculation	83,673,977	82,569,323	83,561,775	82,347,254

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2011	2010

ASSETS
Property, Plant and Equipment	$6,019,453	$5,637,498
Less — Accumulated Depreciation, Depletion and Amortization	2,285,313	2,187,269

Net Property, Plant and Equipment	3,734,140	3,450,229

Current Assets:
Cash and Temporary Cash Investments	144,767	397,171
Hedging Collateral Deposits	61,826	11,134
Receivables — Net	227,898	132,136
Unbilled Utility Revenue	48,551	20,920
Gas Stored Underground	11,927	48,584
Materials and Supplies — at average cost	31,707	24,987
Other Current Assets	58,522	115,969
Deferred Income Taxes	34,917	24,476

Total Current Assets	620,115	775,377

Other Assets:
Recoverable Future Taxes	152,017	149,712
Unamortized Debt Expense	11,547	12,550
Other Regulatory Assets	529,420	542,801
Deferred Charges	5,960	9,646
Other Investments	83,744	77,839
Investments in Unconsolidated Subsidiaries	1,443	14,828
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	37,708	65,184
Other	1,747	1,983

Total Other Assets	829,062	880,019

Total Assets	$5,183,317	$5,105,625

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized — 200,000,000 Shares; Issued and Outstanding — 82,544,193 Shares and 82,075,470 Shares, Respectively	$82,544	$82,075
Paid in Capital	645,961	645,619
Earnings Reinvested in the Business	1,180,531	1,063,262

Total Common Shareholders’ Equity Before Items of Other Comprehensive Loss	1,909,036	1,790,956
Accumulated Other Comprehensive Loss	(92,521)	(44,985)

Total Comprehensive Shareholders’ Equity	1,816,515	1,745,971
Long-Term Debt, Net of Current Portion	899,000	1,049,000

Total Capitalization	2,715,515	2,794,971

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	150,000	200,000
Accounts Payable	122,911	89,677
Amounts Payable to Customers	25,475	38,109
Dividends Payable	28,478	28,316
Interest Payable on Long-Term Debt	25,512	30,512
Customer Advances	2,700	27,638
Customer Security Deposits	18,064	18,320
Other Accruals and Current Liabilities	160,363	71,592
Fair Value of Derivative Financial Instruments	70,115	20,160

Total Current and Accrued Liabilities	603,618	524,324

Deferred Credits:
Deferred Income Taxes	886,824	800,758
Taxes Refundable to Customers	69,592	69,585
Unamortized Investment Tax Credit	2,937	3,288
Cost of Removal Regulatory Liability	131,958	124,032
Other Regulatory Liabilities	88,825	89,334
Pension and Other Post-Retirement Liabilities	434,488	446,082
Asset Retirement Obligations	102,094	101,618
Other Deferred Credits	147,466	151,633

Total Deferred Credits	1,864,184	1,786,330

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$5,183,317	$5,105,625

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	March 31,
(Thousands of Dollars)	2011	2010

Operating Activities:
Net Income Available for Common Stock	$174,154	$144,927
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Unconsolidated Subsidiaries	(50,879)	—
Depreciation, Depletion and Amortization	113,324	91,846
Deferred Income Taxes	106,510	41,795
(Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions	4,899	1,228
Excess Tax Benefits Associated with Stock-Based Compensation Awards	—	(13,437)
Other	804	6,271
Change in:
Hedging Collateral Deposits	(50,692)	(12,809)
Receivables and Unbilled Utility Revenue	(123,393)	(101,881)
Gas Stored Underground and Materials and Supplies	30,144	37,932
Prepayments and Other Current Assets	57,447	31,318
Accounts Payable	33,234	12,178
Amounts Payable to Customers	(12,634)	(41,442)
Customer Advances	(24,938)	(21,840)
Customer Security Deposits	(256)	1,996
Other Accruals and Current Liabilities	93,473	90,499
Other Assets	15,710	11,285
Other Liabilities	(23,685)	(535)

Net Cash Provided by Operating Activities	$343,222	$279,331

Investing Activities:
Capital Expenditures	($392,338)	($230,530)
Net Proceeds from Sale of Unconsolidated Subsidiaries	59,365	—
Other	(3,097)	(115)

Net Cash Used in Investing Activities	($336,070)	($230,645)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$—	$13,437
Reduction of Long-Term Debt	(200,000)	—
Dividends Paid on Common Stock	(56,723)	(54,096)
Net Proceeds From Issuance (Repurchase) of Common Stock	(2,833)	10,724

Net Cash Used In Financing Activities	($259,556)	($29,935)

Net Increase (Decrease) in Cash and Temporary Cash Investments	(252,404)	18,751
Cash and Temporary Cash Investments at Beginning of Period	397,171	410,053

Cash and Temporary Cash Investments at March 31	$144,767	$428,804

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2011	2010	Variance	2011	2010	Variance

Operating Revenues	$137,430	$109,158	$28,272	$257,598	$215,511	$42,087

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	12,798	8,858	3,940	23,988	17,347	6,641
Lease Operating Expense	18,966	15,688	3,278	36,315	27,932	8,383
All Other Operation and Maintenance Expense	1,900	2,149	(249)	3,942	4,333	(391)
Property, Franchise and Other Taxes (Lease Operating Expense)	4,690	2,652	2,038	7,520	5,004	2,516
Depreciation, Depletion and Amortization	39,984	25,891	14,093	73,652	49,803	23,849

	78,338	55,238	23,100	145,417	104,419	40,998

Operating Income	59,092	53,920	5,172	112,181	111,092	1,089

Other Income (Expense):
Interest Income	(51)	156	(207)	(1)	309	(310)
Other Interest Expense	(3,906)	(7,885)	3,979	(10,008)	(15,753)	5,745

Income Before Income Taxes	55,135	46,191	8,944	102,172	95,648	6,524
Income Tax Expense	21,836	18,808	3,028	41,500	38,485	3,015

Net Income	$33,299	$27,383	$5,916	$60,672	$57,163	$3,509

Net Income Per Share (Diluted)	$0.40	$0.33	$0.07	$0.73	$0.69	$0.04

	Three Months Ended			Six Months Ended
	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2011	2010	Variance	2011	2010	Variance

Revenues from External Customers	$39,669	$40,971	$(1,302)	$73,182	$75,475	$(2,293)
Intersegment Revenues	20,632	20,565	67	40,514	40,822	(308)

Total Operating Revenues	60,301	61,536	(1,235)	113,696	116,297	(2,601)

Operating Expenses:
Purchased Gas	8	135	(127)	(25)	72	(97)
Operation and Maintenance	21,462	20,130	1,332	39,983	37,162	2,821
Property, Franchise and Other Taxes	5,397	4,988	409	10,608	10,096	512
Depreciation, Depletion and Amortization	9,242	8,883	359	18,229	17,722	507

	36,109	34,136	1,973	68,795	65,052	3,743

Operating Income	24,192	27,400	(3,208)	44,901	51,245	(6,344)

Other Income (Expense):
Interest Income	103	21	82	178	52	126
Other Income	449	147	302	715	245	470
Other Interest Expense	(6,505)	(6,581)	76	(13,082)	(13,177)	95

Income Before Income Taxes	18,239	20,987	(2,748)	32,712	38,365	(5,653)
Income Tax Expense	7,284	8,539	(1,255)	13,179	15,563	(2,384)

Net Income	$10,955	$12,448	$(1,493)	$19,533	$22,802	$(3,269)

Net Income Per Share (Diluted)	$0.13	$0.15	$(0.02)	$0.23	$0.28	$(0.05)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2011	2010	Variance	2011	2010	Variance

Revenues from External Customers	$361,745	$348,593	$13,152	$604,587	$580,997	$23,590
Intersegment Revenues	6,635	6,149	486	11,205	10,662	543

Total Operating Revenues	368,380	354,742	13,638	615,792	591,659	24,133

Operating Expenses:
Purchased Gas	224,274	212,197	12,077	361,049	339,587	21,462
Operation and Maintenance	58,808	58,441	367	104,025	103,427	598
Property, Franchise and Other Taxes	12,960	12,267	693	23,901	23,002	899
Depreciation, Depletion and Amortization	10,382	10,077	305	20,623	19,997	626

	306,424	292,982	13,442	509,598	486,013	23,585

Operating Income	61,956	61,760	196	106,194	105,646	548

Other Income (Expense):
Interest Income	3	136	(133)	447	854	(407)
Other Income	279	243	36	596	512	84
Other Interest Expense	(8,852)	(9,331)	479	(17,589)	(18,054)	465

Income Before Income Taxes	53,386	52,808	578	89,648	88,958	690
Income Tax Expense	20,305	19,535	770	33,577	32,672	905

Net Income	$33,081	$33,273	$(192)	$56,071	$56,286	$(215)

Net Income Per Share (Diluted)	$0.40	$0.40	$—	$0.67	$0.68	$(0.01)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
ENERGY MARKETING SEGMENT	2011	2010	Variance	2011	2010	Variance

Operating Revenues	$121,321	$158,537	$(37,216)	$174,973	$230,273	$(55,300)

Operating Expenses:
Purchased Gas	109,445	147,165	(37,720)	160,003	215,769	(55,766)
Operation and Maintenance	1,582	1,543	39	3,140	2,876	264
Property, Franchise and Other Taxes	18	7	11	26	17	9
Depreciation, Depletion and Amortization	9	11	(2)	18	21	(3)

	111,054	148,726	(37,672)	163,187	218,683	(55,496)

Operating Income	10,267	9,811	456	11,786	11,590	196

Other Income (Expense):
Interest Income	26	8	18	35	14	21
Other Income	25	30	(5)	33	46	(13)
Other Interest Expense	(5)	(9)	4	(10)	(15)	5

Income Before Income Taxes	10,313	9,840	473	11,844	11,635	209
Income Tax Expense	4,014	3,871	143	4,613	4,574	39

Net Income	$6,299	$5,969	$330	$7,231	$7,061	$170

Net Income Per Share (Diluted)	$0.07	$0.07	$—	$0.09	$0.09	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2011	2010	Variance	2011	2010	Variance

Revenues from External Customers	$472	$10,503	$(10,031)	$1,021	$19,430	$(18,409)
Intersegment Revenues	2,538	—	2,538	4,216	—	4,216

Total Operating Revenues	3,010	10,503	(7,493)	5,237	19,430	(14,193)

Operating Expenses:
Purchased Gas	—	—	—	49	—	49
Operation and Maintenance	1,129	7,088	(5,959)	2,187	12,098	(9,911)
Property, Franchise and Other Taxes	183	455	(272)	400	830	(430)
Depreciation, Depletion and Amortization	207	1,688	(1,481)	427	3,621	(3,194)

	1,519	9,231	(7,712)	3,063	16,549	(13,486)

Operating Income	1,491	1,272	219	2,174	2,881	(707)

Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	479	672	(193)	(621)	1,073	(1,694)
Gain on Sale of Unconsolidated Subsidiaries	50,879	—	50,879	50,879	—	50,879
Interest Income	85	28	57	150	57	93
Other Income	30	12	18	35	40	(5)
Other Interest Expense	(550)	(536)	(14)	(1,095)	(1,071)	(24)

Income from Continuing Operations Before Income Taxes	52,414	1,448	50,966	51,522	2,980	48,542
Income Tax Expense	20,233	428	19,805	19,916	1,070	18,846

Income from Continuing Operations	32,181	1,020	31,161	31,606	1,910	29,696

Income from Discontinued Operations, Net of Tax	—	554	(554)	—	828	(828)

Net Income	$32,181	$1,574	$30,607	$31,606	$2,738	$28,868

Income from Continuing Operations Per Share (Diluted)	$0.38	$0.01	$0.37	$0.37	$0.02	$0.35
Income from Discontinued Operations, Net of Tax, Per Share (Diluted)	—	0.01	(0.01)	—	0.01	(0.01)

Net Income Per Share (Diluted)	$0.38	$0.02	$0.36	$0.37	$0.03	$0.34

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2011	2010	Variance	2011	2010	Variance

CORPORATE
Revenues from External Customers	$244	$218	$26	$468	$429	$39
Intersegment Revenues	899	1,003	(104)	1,927	1,542	385

Total Operating Revenues	1,143	1,221	(78)	2,395	1,971	424

Operating Expenses:
Operation and Maintenance	3,648	3,507	141	7,010	6,667	343
Property, Franchise and Other Taxes	550	71	479	1,079	141	938
Depreciation, Depletion and Amortization	187	175	12	375	349	26

	4,385	3,753	632	8,464	7,157	1,307

Operating Loss	(3,242)	(2,532)	(710)	(6,069)	(5,186)	(883)

Other Income (Expense):
Interest Income	18,739	22,379	(3,640)	39,820	45,061	(5,241)
Other Income	1,162	834	328	1,559	779	780
Interest Expense on Long-Term Debt	(17,926)	(22,061)	4,135	(38,118)	(44,124)	6,006
Other Interest Expense	(473)	(62)	(411)	(749)	(176)	(573)

Loss Before Income Taxes	(1,740)	(1,442)	(298)	(3,557)	(3,646)	89
Income Tax Benefit	(1,536)	(1,223)	(313)	(2,598)	(2,523)	(75)

Net Loss	$(204)	$(219)	$15	$(959)	$(1,123)	$164

Net Loss Per Share (Diluted)	$—	$—	$—	$(0.01)	$(0.01)	$—

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2011	2010	Variance	2011	2010	Variance

INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(30,704)	$(27,717)	$(2,987)	$(57,862)	$(53,026)	$(4,836)

Operating Expenses:
Purchased Gas	(27,132)	(26,574)	(558)	(51,443)	(51,215)	(228)
Operation and Maintenance	(3,572)	(1,143)	(2,429)	(6,419)	(1,811)	(4,608)

	(30,704)	(27,717)	(2,987)	(57,862)	(53,026)	(4,836)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(18,837)	(22,402)	3,565	(39,678)	(44,867)	5,189
Other Interest Expense	18,837	22,402	(3,565)	39,678	44,867	(5,189)

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2011		2010		(Decrease)	2011		2010		(Decrease)
Capital Expenditures:
Exploration and Production	$135,364	(1)	$143,249	(4)	$(7,885)	$315,194	(1)(2)	$190,986	(4)(5)	$124,208
Pipeline and Storage	30,279	(3)	8,491		21,788	39,498	(3)	15,478		24,020
Utility	14,514		13,573		941	25,435		25,525		(90)
Energy Marketing	174		95		79	261		99		162

Total Reportable Segments	180,331		165,408		14,923	380,388		232,088		148,300
All Other	1,440		2,824		(1,384)	2,269		3,783	(5)	(1,514)
Corporate	4		107		(103)	15		134		(119)

Total Expenditures from Continuing Operations	181,775		168,339		13,436	382,672		236,005		146,667
Discontinued Operations	—		27		(27)	—		54		(54)

Total Capital Expenditures	$181,775		$168,366		$13,409	$382,672		$236,059		$146,613

(1)	Amount for the quarter and six months ended March 31, 2011 includes $43.9 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at March 31, 2011 since it represents a non-cash investing activity at that date.

(2)	Capital expenditures for the Exploration and Production segment for the six months ended March 31, 2011 exclude $55.5 million of capital expenditures, the majority of which was in the Appalachian region. This amount was accrued at September 30, 2010 and paid during the six months ended March 31, 2011. This amount was excluded from the Consolidated Statements of Cash Flows at September 30, 2010 since it represented a non-cash investing activity at that date. This amount has been included in the Consolidated Statement of Cash Flows at March 31, 2011.

(3)	Amount for the quarter and six months ended March 31, 2011 includes $2.0 million of accrued capital expenditures. This amount has been excluded from the Consolidated Statement of Cash Flows at March 31, 2011 since it represents a non-cash investing activity at that date.

(4)	Amount for the quarter and six months ended March 31, 2010 includes $15.3 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at March 31, 2010 since it represents a non-cash investing activity at that date.

(5)	Capital expenditures for the Exploration and Production segment for the six months ended March 31, 2010 exclude $9.1 million of capital expenditures, the majority of which was in the Appalachian region. Capital expenditures for All Other for the six months ended March 31, 2010 exclude $0.7 million of capital expenditures related to the construction of the Midstream Covington Gathering System. Both of these amounts were accrued at September 30, 2009 and paid during the six months ended March 31, 2010. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2009 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2010.
DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2011	2010	Normal (1)	Last Year (1)
Three Months Ended March 31

Buffalo, NY	3,327	3,494	3,241	5.0	7.8
Erie, PA	3,142	3,312	3,163	5.4	4.7

Six Months Ended March 31

Buffalo, NY	5,587	5,826	5,487	4.3	6.2
Erie, PA	5,223	5,472	5,211	4.8	5.0

(1)	Percents compare actual 2011 degree days to normal degree days and actual 2011 degree days to actual 2010 degree days.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)

Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,056	2,643	(587)	4,070	5,333	(1,263)
West Coast	855	930	(75)	1,790	1,926	(136)
Appalachia	10,848	3,542	7,306	18,930	6,344	12,586

Total Production	13,759	7,115	6,644	24,790	13,603	11,187

Average Prices (Per Mcf)
Gulf Coast	$4.87	$6.02	$(1.15)	$4.71	$5.42	$(0.71)
West Coast	4.46	5.79	(1.33)	4.18	5.19	(1.01)
Appalachia	4.40	5.97	(1.57)	4.24	5.57	(1.33)
Weighted Average	4.48	5.96	(1.48)	4.31	5.46	(1.15)
Weighted Average after Hedging	5.32	6.54	(1.22)	5.30	6.42	(1.12)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	92	109	(17)	197	255	(58)
West Coast	643	661	(18)	1,297	1,345	(48)
Appalachia	11	9	2	21	20	1

Total Production	746	779	(33)	1,515	1,620	(105)

Average Prices (Per Barrel)
Gulf Coast	$96.12	$89.22	$6.90	$89.61	$79.81	$9.80
West Coast	95.35	73.16	22.19	87.84	71.72	16.12
Appalachia	86.53	73.80	12.73	84.07	79.67	4.40
Weighted Average	95.31	75.41	19.90	88.01	73.09	14.92
Weighted Average after Hedging	82.28	77.29	4.99	79.21	75.86	3.35

Total Production (Mmcfe)	18,235	11,789	6,446	33,880	23,323	10,557

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.70	$0.75	$(0.05)	$0.71	$0.74	$(0.03)
Lease Operating Expense per Mcfe (1)	$1.04	$1.33	$(0.29)	$1.07	$1.20	$(0.13)
Depreciation, Depletion & Amortization per Mcfe (1)	$2.19	$2.20	$(0.01)	$2.17	$2.14	$0.03

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for the Remaining Six Months of Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	0.9 MMBBL	$70.93 / BBL
Gas	14.6 BCF	$6.05 / MCF
Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	1.6 MMBBL	$77.03 / BBL
Gas	35.0 BCF	$5.89 / MCF
Hedging Summary for Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	0.9 MMBBL	$86.21 / BBL
Gas	23.9 BCF	$5.67 / MCF
Hedging Summary for Fiscal 2014

SWAPS	Volume	Average Hedge Price
Oil	0.2 MMBBL	$94.90 / BBL
Gas	4.6 BCF	$5.89 / MCF
Gross Wells in Process of Drilling
Six Months Ended March 31, 2011

			East
			Marcellus	Upper	Total
	Gulf	West	Shale	Devonian	Company
Wells in Process — Beginning of Period
Exploratory	0.00	0.00	4.00	23.00	27.00
Developmental	1.00	0.00	58.00 (1)	19.00	78.00
Wells Commenced
Exploratory	0.00	1.00	4.00	0.00	5.00
Developmental	1.00	27.00	43.00	3.00	74.00
Wells Completed
Exploratory	0.00	0.00	0.00	2.00	2.00
Developmental	2.00	25.00	29.00	3.00	59.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	0.00	0.00	0.00
Developmental	0.00	1.00	0.00	0.00	1.00
Wells in Process — End of Period
Exploratory	0.00	1.00	8.00	21.00	30.00
Developmental	0.00	1.00	72.00	19.00	92.00

(1)	Amount increased by 19 for wells overlooked in the prior year.
Net Wells in Process of Drilling
Six Months Ended March 31, 2011

			East
			Marcellus	Upper	Total
	Gulf	West	Shale	Devonian	Company
Wells in Process — Beginning of Period
Exploratory	0.00	0.00	4.00	22.00	26.00
Developmental	0.20	0.00	36.50 (2)	18.00	54.70
Wells Commenced
Exploratory	0.00	0.13	4.00	0.00	4.13
Developmental	0.20	26.31	32.16	2.60	61.27
Wells Completed
Exploratory	0.00	0.00	0.00	2.00	2.00
Developmental	0.40	24.31	22.50	2.60	49.81
Wells Plugged & Abandoned
Exploratory	0.00	0.00	0.00	0.00	0.00
Developmental	0.00	1.00	0.00	0.00	1.00
Wells in Process — End of Period
Exploratory	0.00	0.13	8.00	20.00	28.13
Developmental	0.00	1.00	46.16	18.00	65.16

(2)	Marcellus Shale net developmental wells were increased by 1.88 due to the acquisition of a joint venture partner’s working interest in seven wells, which totaled 1.88 net wells. In addition, this amount increased by 12 for wells overlooked in the prior year.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput — (millions of cubic feet — MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)
Firm Transportation — Affiliated	46,277	43,587	2,690	78,345	73,763	4,582
Firm Transportation — Non-Affiliated	77,692	68,559	9,133	134,873	119,022	15,851
Interruptible Transportation	1,095	1,804	(709)	1,220	2,559	(1,339)

	125,064	113,950	11,114	214,438	195,344	19,094

Utility Throughput — (MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)
Retail Sales:
Residential Sales	28,048	26,413	1,635	45,207	43,237	1,970
Commercial Sales	4,372	4,256	116	6,842	6,746	96
Industrial Sales	393	288	105	539	446	93

	32,813	30,957	1,856	52,588	50,429	2,159
Off-System Sales	3,458	2,554	904	5,321	2,910	2,411
Transportation	27,472	24,366	3,106	45,581	41,427	4,154

	63,743	57,877	5,866	103,490	94,766	8,724

Energy Marketing Volumes

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2011	2010	(Decrease)	2011	2010	(Decrease)
Natural Gas (MMcf)	21,609	23,996	(2,387)	32,355	38,097	(5,742)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2011 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2011 (Diluted earnings per share guidance*)		from NYMEX prices used in guidance* ^
		$1 change per MMBtu gas		$5 change per Bbl oil
	Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.83 - $2.98	+ $0.08	- $0.08	+ $0.02	- $0.02

*	Please refer to forward looking statement footnote beginning at page 8 of this document.

^	This sensitivity table is current as of May 5, 2011 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2011 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4 per MMBtu for natural gas and $80 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2011	2010
Quarter Ended March 31 (unaudited)

Operating Revenues	$660,881,000	$667,980,000

Income from Continuing Operations	$115,611,000	$79,874,000
Income from Discontinued Operations, Net of Tax	—	554,000

Net Income Available for Common Stock	$115,611,000	$80,428,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$1.40	$0.98
Income from Discontinued Operations	—	0.01

Net Income Available for Common Stock	$1.40	$0.99

Diluted:
Income from Continuing Operations	$1.38	$0.96
Income from Discontinued Operations	—	0.01

Net Income Available for Common Stock	$1.38	$0.97

Weighted Average Common Shares:
Used in Basic Calculation	82,400,851	81,175,261

Used in Diluted Calculation	83,673,977	82,569,323

Six Months Ended March 31 (unaudited)

Operating Revenues	$1,111,829,000	$1,122,115,000

Income from Continuing Operations	$174,154,000	$144,099,000
Income from Discontinued Operations, Net of Tax	—	828,000

Net Income Available for Common Stock	$174,154,000	$144,927,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.12	$1.78
Income from Discontinued Operations	—	0.01

Net Income Available for Common Stock	$2.12	$1.79

Diluted:
Income from Continuing Operations	$2.08	$1.75
Income from Discontinued Operations	—	0.01

Net Income Available for Common Stock	$2.08	$1.76

Weighted Average Common Shares:
Used in Basic Calculation	82,311,162	80,866,311

Used in Diluted Calculation	83,561,775	82,347,254

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$1,750,217,000	$1,764,489,000

Income from Continuing Operations	$249,189,000	$217,103,000
Income (Loss) from Discontinued Operations, Net of Tax	5,952,000	(2,274,000)

Net Income Available for Common Stock	$255,141,000	$214,829,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$3.04	$2.70
Income (Loss) from Discontinued Operations	0.07	(0.03)

Net Income Available for Common Stock	$3.11	$2.67

Diluted:
Income from Continuing Operations	$2.99	$2.66
Income (Loss) from Discontinued Operations	0.07	(0.03)

Net Income Available for Common Stock	$3.06	$2.63

Weighted Average Common Shares:
Used in Basic Calculation	82,100,883	80,380,789

Used in Diluted Calculation	83,283,900	81,749,193